Exhibit 10.5

SUBSCRIPTION AGREEMENT

April 28, 2021

Galileo Acquisition Corp.
1049 Park Ave. 14A

New York, NY 10028

Shapeways, Inc.

44 West 28th St.

New York, NY 10001

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between Galileo Acquisition Corp., a Cayman Islands exempted company (together with any successor thereto, including after the Domestication (defined below), the “Company”), and Shapeways, Inc., a Delaware corporation (“Target”), pursuant to that certain Agreement and Plan of Merger, dated as of April 28, 2021 (as it may be amended, the “Transaction Agreement”), by and among, the Company, Target and certain other parties named therein, the Company is seeking commitments to purchase shares of the Company’s common stock (the “Common Shares”) (after giving effect to the Domestication), for a purchase price of $10.00 per share (the “Purchase Price”), in a private placement to be conducted by the Company (the “Offering”). In connection therewith, the undersigned subscriber (“Subscriber”) and the Company agree in this subscription agreement (this “Subscription Agreement”) as follows:

1.                   Subscription. As of the date written above (the “Subscription Date”), the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company such number of Common Shares as is set forth on the signature page of this Subscription Agreement (the “Shares”) at the Purchase Price per Share and on the terms provided for herein.

2.                   Closing; Delivery of Shares.

(a)                The closing of the sale of Shares contemplated hereby (the “Closing”, and the date that the Closing actually occurs, the “Closing Date”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Closing shall occur on the date of, and immediately prior to, the Transaction Closing, but after the Company’s transfer by way of continuation out of the Cayman Islands and domestication into the State of Delaware pursuant to the applicable provisions of the Cayman Islands Companies Act (As Revised) and the Delaware General Corporation Law (the “Domestication”).

(b)                The Company shall provide written notice (which may be via email) to the Subscriber (the “Closing Notice”) that the Company reasonably expects the Transaction Closing to occur on a date specified in the notice (the “Scheduled Closing Date”) that is not less than three (3) business days from the date of the Closing Notice, which Closing Notice shall contain the Company’s wire instructions (and, to the extent requested by the Subscriber in writing within three (3) business days after the date hereof, an executed Form W-9) for an escrow account (the “Escrow Account”) established by the Company with a third party escrow agent (the “Escrow Agent”) to be identified in the Closing Notice. The failure of the Closing to occur on the Scheduled Closing Date shall not terminate this Subscription Agreement or otherwise relieve either party of any of its obligations hereunder. At least two (2) business days prior to the Scheduled Closing Date, the Subscriber shall deliver to the Escrow Account the aggregate Purchase Price for the Shares subscribed (the “Aggregate Purchase Price”) by wire transfer of United States dollars in immediately available funds. The wire transfer shall identify the Subscriber, and unless otherwise agreed by the Company, the funds shall be wired from an account in the Subscriber’s name. Upon the Closing, the Company shall provide instructions to the Escrow Agent to release the funds in the Escrow Account to the Company against delivery to the Subscriber of the Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book-entry form as set forth in Section 2(c) below. If this Subscription Agreement is terminated prior to the Closing and any funds have already been sent by the Subscriber to the Escrow Account or the Closing Date does not occur within three (3) business days after the anticipated Closing Date specified in the Closing Notice, the Company shall or shall cause the Escrow Agent to promptly (but not later than five (5) business days after the anticipated Closing Date specified in the Closing Notice), return the funds delivered by the Subscriber for payment of the Subscription Amount by wire transfer in immediately available funds to the account specified in writing by the Subscriber.

(c)                On the Closing Date, promptly after the Closing, the Company shall deliver (or cause the delivery of) the Shares to the Subscriber (or its permitted assignee) in book-entry form with restrictive legends for the number of Shares as set forth on the signature page to the Subscriber as indicated on the signature page or to a custodian designated by the Subscriber, as applicable, as indicated below.

3.                   Closing Conditions. In addition to the condition set forth in the first sentence of Section 2(a) above:

(a)                The Closing is also subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i)                 no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)               no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(iii)             all conditions precedent to the Transaction Closing set forth in the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived by the parties thereto (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing).

(b)                The obligations of the Company to consummate the Closing are also subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i)                 all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement as of the Closing Date; and

(ii)               the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing.

(c)                The obligations of the Subscriber to consummate the Closing are also subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:

(i)                 all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Subscription Agreement as of the Closing Date;

(ii)               The terms of the Transaction Agreement (including the conditions thereto) shall not have been amended or waived in a manner that would reasonably be expected to be materially adverse to the economic benefits Subscriber reasonably expects to receive under this Subscription Agreement;

(iii)             There shall have been no amendment, waiver or modification to any other subscription agreements entered into in connection with the Offering contemplated hereby (the “Other Subscription Agreements”) that materially benefits the subscriber thereunder unless Subscriber has been offered the substantially similar benefits; provided, however, that the foregoing shall exclude (A) any commercial arrangements entered into by the Company or the Target with other subscribers that have executed Other Subscription Agreements and that the Company or the Target has determined are strategic investors (“Strategic Arrangements”) and (B) any arrangements that the Target has entered into prior to or as of the date hereof with other subscribers that have executed Other Subscription Agreements which subscribers, as of the date hereof, are stockholders of the Target (“Current Target Stockholders”) who have entered into such arrangements in their capacity as stockholders of the Target (“Target Stockholder Arrangements”) (including, for the avoidance of doubt, agreements or other arrangements entered into by other subscribers that are Current Target Stockholders, in their capacities as stockholders of Target, simultaneously with and pursuant to the Transaction Agreement but excluding any Other Subscription Agreements with Current Target Stockholders, which shall be entered into on terms substantially similar to those set forth in this Subscription Agreement and, in no event on terms materially more favorable than those set forth herein);

(iv)              the Company’s listing application with the New York Stock Exchange (“NYSE”) in connection with the Transaction shall have been conditionally approved and, immediately following the Transaction Closing, the Company shall satisfy any applicable initial and continued listing requirements of the NYSE and the Company shall not have received any notice of noncompliance therewith, and (ii) the Shares shall have been approved for listing on the NYSE, subject to official notice of issuance; and

(v)                the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing.

4.                   Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

(a)                As of the date hereof, the Company is duly formed, validly existing and in good standing under the laws of the Cayman Islands, and as of the Closing, after giving effect to the Domestication, the Company will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)                As of the date hereof, the Company is authorized to issue (i) 200,000,000 ordinary shares, par value $0.0001 per share (“Ordinary Shares”), and (ii) 2,000,000 preference shares, par value $0.0001 per share (“Preference Shares”), each having the rights and preferences set forth in the Company’s Amended and Restated Memorandum and Articles of Association (the “Current Charter”) as in effect as of the date hereof. As of the date of this Agreement, there are (A) 17,400,000 issued and outstanding Ordinary Shares, (B) no issued or outstanding Preference Shares, (C) 13,800,000 redeemable public warrants to purchase Ordinary Shares are issued and outstanding, and (D) 4,110,000 private placement warrants to purchase Ordinary Shares are issued and outstanding. All of the Company’s outstanding Ordinary Shares are, and after giving effect to the Domestication all of the Company’s outstanding shares of common stock will be, duly authorized, validly issued, fully paid and non-assessable and are not (and, after giving effect to the Domestication will not be) subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any applicable provisions of the law of the Cayman Islands, the Current Charter or any contract or agreement to which the Company is a party. None of the outstanding Ordinary Shares has been (and, after giving effect to the Domestication, none of the outstanding shares of common stock of the Company will be) issued in violation of any applicable securities laws. Except as set forth above in this Subscription Agreement and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Ordinary Shares, common shares or other equity interests in the Company or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

(c)                This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d)                The Shares have been duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be free and clear of any liens or other restrictions whatsoever [(including, for the avoidance of doubt, the lock-up restrictions contained in the Lock-Up Agreement (the “Lock-Up Agreement”) entered into by the Subscriber, the Company and the Sponsor (defined below) prior to or simultaneously with the Transaction Agreement or to the restrictions or other terms of any other Target Stockholder Arrangement)]1 (other than any liens or restrictions created by the Subscriber or imposed by applicable securities laws) in accordance with the terms of this Subscription Agreement and registered with the Company’s transfer agent, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or applicable law.

1 Applies only to Subscribers that are stockholders of the Target who entered into a Lock-Up Agreement in connection with the Transaction.

(e)                The consummation by the Company of the Transaction, and of the transactions that are the subject of this Subscription Agreement (including the issuance and sale of the Shares) in compliance herewith, will be done in accordance with the NYSE marketplace rules and none of the foregoing will result in (i) a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) any material violation of the provisions of the organizational documents of the Company; or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply with this Subscription Agreement; subject, in the case of the foregoing clauses (i) and (iii) with respect to the consummation of the transactions therein contemplated.

(f)                 The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable (it being understood that the Subscriber will effectively bear its pro rata share of any such expense indirectly as a result of its investment in the Company). Other than Stifel, Nicolaus & Company, Incorporated (the “Placement Agent”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Common Shares in the Offering.

(g)                The Company is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(h)                Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 5, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”). The Shares (i) were not offered to Subscriber by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i)                 Except for or in respect of any changes (including any required restatements of reports or of financial statements contained therein) to the Company’s historical accounting of the Company’s warrants as equity rather than as liabilities (“Warrant Accounting Treatment Changes”) that may be required as a result of the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies that was issued by the Securities and Exchange Commission (the “SEC”) on April 12, 2021, and related guidance by the SEC (the “SEC April Warrant Statement”), as of their respective dates, all reports (the “SEC Reports”) required to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for any Warrant Accounting Treatment Changes, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the absence of complete footnotes. The Company has timely filed with the SEC each SEC Report that the Company was required to file with the SEC. A copy of each SEC Report is available to the Subscriber via the SEC’s EDGAR system.

(j)                 Other than the Other Subscription Agreements, the Transaction Agreement, the Strategic Arrangements and the Target Stockholder Arrangements, the Company has not entered into any side letter or similar agreement with any other subscriber or any other investor in connection with such other subscriber’s or investor’s direct or indirect investment in the Company. The Other Subscription Agreements reflect the same price per share as this Subscription Agreement.

(k)                Other than the Strategic Arrangements and the Target Stockholder Arrangements, no Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such other subscriber or other person than the Subscriber hereunder, and such other agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

(l)                 Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding by or before any governmental or other regulatory or self-regulatory agency, entity or body with authority or jurisdiction over the Company, pending, or, to the knowledge of the Company, threatened in writing against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company;

(m)              As of the date hereof, the Company’s ordinary shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE. As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against the Company by the NYSE or the SEC (and the Company has not received any written notification of any intention by the NYSE or the SEC) to deregister such shares or prohibit or terminate the listing of the ordinary shares on the NYSE. Other than as contemplated by the Transaction Agreement, the Company has taken no action intended to result in, or that would reasonably be expected to result in, the termination of the registration of such shares under the Exchange Act;

(n)                The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement or the Transaction Agreement (including, without limitation, the issuance of the Shares) (other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 6, (iv) those required by the NYSE, including with respect to obtaining approval of the Company’s stockholders, (v) filings pursuant to applicable antitrust laws, (vi) consents or other approvals, waivers or authorizations required for the consummation of the transactions contemplated by the Transaction Agreement that the Company reasonably expects to receive on or prior to the Closing), in each case the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.

(o)                The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, after the Closing the Shares [(which, for the avoidance of doubt, are not subject to the lock-up restrictions in the Lock-Up Agreement)]2 may be pledged by the Subscriber in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder to the extent permitted by applicable securities laws, and the Subscriber effecting a pledge of Shares shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Subscription Agreement. The Company hereby agrees to execute and deliver such customary and reasonable documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by the Subscriber.

(p)                The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Subscriber.

5.                   Subscriber Representations, Warranties and Covenants. The Subscriber represents and warrants to the Company that:

(a)                The Subscriber is either a U.S. investor or non-U.S. investor as set forth under its name on the signature page hereto, and accordingly represents the applicable additional matters under clause (i) or (ii) below:

(i)                 Applicable to U.S. investors: At the time the Subscriber was offered the Shares, it was, and as of the date hereof, the Subscriber is (i) a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) as indicated in the questionnaire attached as Exhibit A hereto, and (ii) is acquiring the Shares only for its own account and (iii) not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

(ii)               Applicable to non-U.S. investors: The Subscriber understands that the sale of the Shares is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”). The Subscriber is not a U.S. Person (as defined in Regulation S), it is acquiring the Shares in an offshore transaction in reliance on Regulation S, and it has received all the information that it considers necessary and appropriate to decide whether to acquire the Shares hereunder outside of the United States. The Subscriber is not relying on any statements or representations made in connection with the transactions contemplated hereby other than representations contained in this Subscription Agreement. The Subscriber understands and agrees that Securities sold pursuant to Regulation S may be subject to restrictions thereunder, including compliance with the distribution compliance period provisions therein.

(b)                The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares delivered at the Closing have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged (except in ordinary course prime brokerage relationships to the extent permitted by applicable law) or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Shares delivered at the Closing shall contain a legend or restrictive notation to such effect. The Subscriber acknowledges that the Shares will not immediately be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber understands and agrees that the Shares, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

2 Applies only to subscribers that are existing Target company stockholders.

(c)                The Subscriber understands and agrees that the Subscriber is purchasing Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by the Company, or any of its officers or directors or other Representatives, expressly (other than those representations, warranties, covenants and agreements included in this Subscription Agreement) or by implication.

(d)                The Subscriber’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(e)                The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that, as the Subscriber deems necessary, it has reviewed (i) the SEC Reports, (ii) the investor presentation by the Company and the Target (the “Investor Presentation”), a copy of which will be furnished by the Company to the SEC and (iii) the Transaction Agreement, a copy of which will be filed by the Company with the SEC (the “Disclosure Documents”). The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Subscriber has conducted its own investigation of the Company, the Target and the Shares and the Subscriber has made its own assessment and have satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares. The Subscriber acknowledges that it has reviewed the documents made available to the Subscriber by the Company and Target. The Subscriber acknowledges and agrees that (i) it has not relied on any statements or other information provided by the Placement Agent or any of the Placement Agent’s affiliates with respect to its decision to invest in the Shares, including information related to the Company, the Target, the Shares and the offer and sale of the Shares, (ii) neither the Placement Agent, nor any affiliate of the Placement Agent, has provided the Subscriber with any information or advice with respect to the Shares, nor is such information or advice necessary or desired, and (iii) neither the Placement Agent nor any of its affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Shares. Neither the Placement Agent nor any of its affiliates has made or makes any representation as to the Company, the Target or the quality or value of the Shares and the Placement Agent and its affiliates may have acquired non-public information with respect to the Company which the Subscriber agrees need not be provided to it. In connection with the issuance of the Shares to the Subscriber, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to the Subscriber. The Subscriber agrees the Placement Agent shall not be liable to any Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Subscriber’s purchase of the Shares.

(f)                 The Subscriber became aware of this Offering of the Shares solely by means of direct contact between the Subscriber and the Company, the Placement Agent or a representative of the Company or the Placement Agent, and the Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company, the Placement Agent or a representative of the Company or the Placement Agent. The Subscriber acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) to its knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Subscriber has a substantive pre-existing relationship with the Company, Target or their respective affiliates or the Placement Agent for this Offering of the Shares. Neither the Subscriber, nor any of its directors, officers, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the Offering.

(g)                The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the SEC Reports. The Subscriber is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision. [Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private placement transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Subscriber understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).]3 [Subscriber (i) is a sophisticated investor, experienced in investing in private placement transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares.]4

(h)                Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

(i)                 In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber and the representations and warranties of the Company set forth herein. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by the Placement Agent concerning the Company, Target or the Shares or the offer and sale of the Shares. The Subscriber acknowledges and agrees that the Subscriber had access to, and an adequate opportunity to review, financial and other information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares.

3 Delete for individual Subscribers

4 Delete for entity Subscribers

(j)                 The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of this Offering of the Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the SEC Reports.

(k)                If an entity, the Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. The Subscriber has the power and authority to enter into, deliver and perform the Subscriber’s obligations under this Subscription Agreement.

(l)                 The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any law, statute, rule or regulation applicable to the Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and, if the Subscriber is not an individual, will not violate any provisions of the Subscriber’s organizational documents. The signature on this Subscription Agreement is genuine, and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same or, if the Subscriber is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

(m)              Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(n)                The Subscriber is not (i) a person named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, or a person prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank or (iv) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States (collectively, a “Prohibited Investor”). The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

(o)                Neither the Subscriber, nor, to the extent it has them, any of its equity holders, managers, general or limited partners, directors, affiliates or executive officers (collectively with the Subscriber, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Subscriber has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of Shares by the Subscriber will not subject the Company to any Disqualification Event.

(p)                No disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the Shares. The Subscriber agrees that the Placement Agent and each of its members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company. In connection with the issue and purchase of the Shares, the Placement Agent has not acted as the Subscriber’s financial advisor or fiduciary. The Subscriber acknowledges that such information was prepared without the participation of the Placement Agent, and the Placement Agent does not assume any responsibility for independent verification of, or the accuracy or completeness of, such information.

(q)                The Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(r)                 The Subscriber has, and on each date any portion of the Aggregate Purchase Price would be required to be funded to the Company pursuant to this Subscription Agreement will have, sufficient immediately available funds to pay the Aggregate Purchase Price.

(s)                 The Subscriber hereby acknowledges that it has read and understands the disclosure with respect to the Placement Agent set forth on Exhibit B hereto. The Subscriber further acknowledges that it has made any inquiries that it desires to make to the Placement Agent with respect thereto, and that the Placement Agent has responded to such inquiries to the satisfaction of the Subscriber.

(t)                 The Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(u)                If the Subscriber is an employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, The Subscriber represents and warrants that (i) neither the Company, nor any of its respective affiliates has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Company or any of its respective affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares and (ii) the acquisition and holding of the Shares.

6.                   Registration Rights.

(a)                The Company agrees that, within thirty (30) calendar days after the Transaction Closing (the “Filing Deadline”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) ninety (90) calendar days after the Closing (or, in the event the SEC reviews and has written comments to the Registration Statement, the one hundred and twentieth (120th) calendar day following the Closing) and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review ((i) and (ii) collectively, the “Effectiveness Deadline”). The Company agrees that the Company will cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective with respect to the Shares until the earlier of (i) two years from the issuance of the Shares or (ii) the date on which the Subscriber ceases to hold the Shares covered by such Registration Statement. The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Shares to the Company (or its successor) upon request to assist the Company in making the determination described above. The Company’s obligations to include the Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Company such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, however, that, unless otherwise agreed in writing, the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. If the SEC prevents the Company from including any or all of the Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Company’s securities by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Company securities which is equal to the maximum number of Company securities as is permitted by the SEC and (ii) the number of Company securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, the Company shall file a new Registration Statement to register such Shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 6. The Company will provide a draft of the Registration Statement to the Subscriber for review reasonably in advance of filing the Registration Statement. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file the Registration Statement or effect the registration of the Shares set forth in this Section 6. For as long as the Registration Statement shall remain effective pursuant to this Section 6(a), the Company will (1) qualify the Shares for listing on the NYSE or another national securities exchange, and (2) update or amend the Registration Statement as necessary to include the Shares. For as long as the Subscriber holds the Shares issued pursuant to this Subscription Agreement, the Company will (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as the Company remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the undersigned to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Subscriber), as applicable.

(b)                The Company shall, at its sole expense, advise the Subscriber within five (5) business days:

(i)                 when a Registration Statement or any amendment thereto has been filed with the SEC and when a Registration Statement or any post-effective amendment thereto has become effective;

(ii)               after it shall have received notice or obtained knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iii)             of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iv)              subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein do not include any untrue statements of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

(c)                Upon the occurrence of any event contemplated in Section 6(b)(iv) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading Notwithstanding anything to the contrary set forth in this Section 6(b), without the prior written approval of the Subscriber, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (i) through (iv) above may constitute material, nonpublic information regarding the Company. The Company may delay filing or suspend the use of any such registration statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that the Company may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than one hundred twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that it will (i) immediately discontinue offers and sales of the Shares under the Registration Statement until the Subscriber receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the Company that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by applicable law. If so directed by the Company, the Subscriber will deliver to the Company or destroy all copies of the prospectus covering the Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply to (i) the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up.

(d)                From and after the Closing, the Company agrees to indemnify and hold Subscriber, each person, if any, who controls Subscriber within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Subscriber within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which Subscriber effects or executes the resale of any Shares (collectively, the “Subscriber Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including any out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by the Subscriber Indemnified Parties directly that are (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or (ii) caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except, in the cases of both (i) and (ii), to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by Subscriber for use therein. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned).

(e)                From and after the Closing, the Subscriber agrees to, severally and not jointly with any other Subscriber in the Offering contemplated hereby or any other selling shareholders using the applicable registration statement, indemnify and hold the Company, and the officers, employees, directors, partners, members, attorneys and agents of the Company, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Company within the meaning of Rule 405 under the Securities Act (collectively, the “Company Indemnified Parties”), harmless against any and all Losses incurred by the Company Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, the Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Subscriber (which consent shall not be unreasonably withheld, delayed or conditioned).

7.                   Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the parties hereto and the Target to terminate this Subscription Agreement; (b) such date and time as the Transaction Agreement is terminated in accordance with its terms; (c) if any of the conditions to the Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied (other than as a result of a material breach of this Subscription Agreement by the party seeking to enforce such termination hereunder), on or prior to the Transaction Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Transaction Closing, or (d) upon written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the Outside Date (as defined in the Transaction Agreement); provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach, and (ii) the provisions of Sections 7 through 10 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely. The Company shall notify the Subscriber of the termination of the Transaction Agreement promptly (and in any event within three (3) business days) after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 7, any monies paid by the Investor to the Company in connection herewith shall be promptly (and in any event within one (1) business day after such termination) returned to the Subscriber.

8.                   Trust Account Waiver. The Subscriber hereby represents and warrants that it has read the final prospectus of the Company, dated as of October 17, 2019 and filed with the SEC (File No. 333-234049) on October 21, 2019 (the “Prospectus”),and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s Public Shareholders (including overallotment shares acquired by the Company’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their Company shares in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Shareholders if the Company fails to consummate a Business Combination within 21 months (or up to 24 months if a definitive agreement with respect to a Business Combination has been executed within 21 months) after the closing of the IPO, and is subject to further extension by amendment to the Company’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $50,000 in dissolution expenses, or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subscriber hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Subscription Agreement, neither the Subscriber nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Subscription Agreement or any proposed or actual business relationship between the Company or its Representatives, on the one hand, and the Subscriber or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Subscriber on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Subscriber or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Subscription Agreement or any other agreement with the Company or its affiliates). The Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company and its affiliates to induce the Company to enter in this Subscription Agreement, and the Subscriber further intends and understands such waiver to be valid, binding and enforceable against the Subscriber and each of its affiliates under applicable law. To the extent the Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the Company or its Representatives, the Subscriber hereby acknowledges and agrees that the Subscriber’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Subscriber or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, the Company and its Representatives, as applicable, shall be entitled to recover from the Subscriber and its affiliates the associated legal fees and costs in connection with any such action in the event the Company or its Representatives, as applicable, prevails in such action or proceeding. Notwithstanding the foregoing, this Section 8 shall not affect any rights of the Subscriber or its affiliates to receive distributions from the Trust Account in their capacities as Public Shareholders upon the redemption of their shares or the liquidation of the Company if it does not consummate a Business Combination prior to its deadline to do so. For purposes of this Subscription Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives. Notwithstanding anything to the contrary contained in this Subscription Agreement, the provisions of this Section 8 shall survive the Closing or any termination of this Subscription Agreement and last indefinitely.

9.                   Miscellaneous.

(a)                Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares acquired hereunder, if any, subject to applicable securities laws) may be transferred or assigned by the Subscriber without the prior written consent of the Company, and any purported transfer or assignment without such consent shall be null and void ab initio.

(b)                The Company may request from the Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares, and the Subscriber shall provide such information to the Company as may be reasonably requested, it being understood by the Subscriber that the Company may without any liability hereunder reject the Subscriber’s subscription prior to the Closing Date in the event the Subscriber fails to provide such additional information requested by the Company to evaluate the Subscriber’s eligibility or the Company determines that the Subscriber is not eligible. On or prior to the Closing Date, the Company and the Subscriber shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

(c)                The Subscriber acknowledges that the Company, the Placement Agent, the Target and others will rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement as if they were made directly to them. Prior to the Closing, the Subscriber agrees to promptly notify the Company and the Placement Agent if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate. The Subscriber agrees that the purchase by the Subscriber of Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Subscriber as of the time of such purchase. The Subscriber acknowledges and agrees that each of the Placement Agent and the Target is a third-party beneficiary of the representations, warranties and covenants of the Subscriber contained in Section 5 of this Subscription Agreement, and that the Target is otherwise an express third party beneficiary of this Subscription Agreement, entitled to enforce the terms hereof against Subscriber as if it were an original party hereto. Except as expressly set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(d)                Each of the Company, the Target and the Placement Agent is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed).

(e)                All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f)                 This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided, however, that no modification or waiver by the Company of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Target (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or other exercise of any right, power or privilege hereunder.

(g)                This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by the Company and the Subscriber in connection with the Offering).

(h)                This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)                 If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j)                 This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)                The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l)                 The Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(m)              Subscriber hereby consents to the publication and disclosure in any press release issued by the Company or Form 8-K filed by the Company with the SEC in connection with the execution and delivery of the Transaction Agreement or this Subscription Agreement and the filing of any related documentation with the SEC (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by the Company to any governmental authority or to security holders of the Company) of Subscriber’s identity and beneficial ownership of Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by the Company, a copy of this Subscription Agreement or the form hereof. Subscriber will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the SEC).

(n)                [The Company shall, prior to the end of the second (2nd) business day, New York City time, immediately following the date of this Subscription Agreement (the time of such filing, “Disclosure Time”), issue one or more press releases or file with the SEC a Current Report on Form 8-K disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and by any Other Subscription Agreements executed and delivered at such time and the Transaction. From and after the Disclosure Time, the Company represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to the Subscriber by the Company or the Target or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Subscription Agreement and the Transaction Agreement, and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, Placement Agents or any of their affiliates, relating to the transactions contemplated by this Subscription Agreement.][reserved]5

(o)                This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles relating to conflict of laws. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts seated in New York County, New York (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Subscription Agreement, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Proceeding relating to the transactions contemplated by this Subscription Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 9(p). Nothing in this Section 9(o) shall affect the right of any party to serve legal process in any other manner permitted by law. Each party hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Subscription Agreement and the transactions contemplated hereby.

5 To be deleted for strategic PIPE investors or to any PIPE investors that are existing Target stockholders.

(p)                All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by facsimile or email, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to: Galileo Acquisition Corp. 1049 Park Ave. 14A New York, NY 10028 Attn: Alberto Recchi Telephone No.: (347) 517-1041 Email: alberto.recchi@galileospac.com with copies (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: mgray@egsllp.com

and

Stifel, Nicolaus & Company, Incorporated
950 Tower Lane, Suite 1950
Foster City, CA 94404
Attn: Bryan Dow, Managing Director
Telephone No.: (650) 330-3788
Email: bdow@stifel.com

Notice to the Subscriber shall be given to the address underneath the Subscriber’s name on the signature page hereto.

(q)                The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (x) “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day); (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). For the avoidance of doubt, any reference in this Subscription Agreement to an affiliate of the Company will include the Company’s sponsor, Galileo Founders Holdings, L.P (the “Sponsor”).

(r)                 At Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

(s)                 The legend described herein shall be removed and the Company shall issue a certificate (or cause book-entries to be reflected) without such legend to the holder of the Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), within two (2) business days of request by the Subscriber (i) if such Shares are registered for resale under the Securities Act, and the holder has sold or proposes to sell such Shares pursuant to such registration, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Shares can be sold, assigned or transferred without restriction or current public information requirements pursuant to Rule 144, including any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and any requirement for the Company to be in compliance with the current public information required under Rule 144(c) or Rule 144(i), as applicable, and in each case, the holder provides the Company with an undertaking to effect any sales or other transfers in accordance with the Securities Act. The Company shall be responsible for the fees of the applicable transfer agent, its legal counsel and all DTC fees associated with such issuance, including, without limitation, the fees for causing its counsel to deliver a legal opinion to the transfer agent in connection with transfers under Rule 144 by the Subscriber and the Subscriber shall be responsible for all other fees and expenses (including, without limitation, any applicable broker fees, any applicable transfer taxes). To the extent required by the Company’s transfer agent, the Company shall use commercially reasonable efforts to cause its legal counsel to deliver a customary opinion within two business days of the delivery of all reasonably necessary representations and other documentation from the Subscriber as reasonably requested by the Company’s transfer agent.

10.               Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties of the Company contained in this Subscription Agreement in making its investment or decision to invest in the Company. The Subscriber further acknowledges and agrees that neither (i) any other purchaser pursuant to other subscription agreements entered into in connection with the Offering (including the controlling persons, members, officers, directors, partners, agents, employees or other Representatives of any such other purchaser) nor (ii) the Placement Agent, its affiliates or any of its or its affiliates’ respective control persons, officers, directors, employees or other Representatives, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares. The Subscriber acknowledges that neither the Placement Agent, nor its Representatives: (a) shall be liable to the Subscriber for any improper payment made in accordance with the information provided by the Company; (b) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Subscription Agreement or the Transaction Agreement (together with any related documents, the “Transaction Documents”); or (c) shall be liable to the Subscriber (whether in tort, contract or otherwise) (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Subscription Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Subscription Agreement or any Transaction Document, except for their gross negligence, willful misconduct or bad faith.

{SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Galileo Acquisition Corp.

By:
Name:
Title:

{SUBSCRIBER SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:

Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice to Subscriber:

Attention:

Email:

Facsimile No.:

Telephone No.:

Address for Delivery of Shares to Subscriber (if not same as address for notice):

Subscription Amount: $

Number of Shares:

Subscriber status (mark one): ☐ U.S. investor    ☐ Non-U.S. investor

EIN Number:

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached.

The undersigned represents and warrants that the undersigned is an “accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

_______ (i)	A natural person whose net worth, either individually or jointly with such person’s spouse or spousal equivalent, at the time of the Subscriber’s purchase, exceeds $1,000,000;

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of the Subscriber’s primary home). For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of the Subscriber and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

_______ (ii)	A natural person who had an individual income in excess of $200,000, or joint income with the Subscriber’s spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

In determining individual “income,” the Subscriber should add to the Subscriber’s individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

_______ (iii)	A director or executive officer of the Company;

_______ (iv)	A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status;

The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

_______ (v)	A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of the Investment Company Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of the Investment Company Act;

_______ (vi)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_______ (vii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

_______ (viii)	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under the section 203(l) or (m) of the Investment Advisers Act;

_______ (ix)	An insurance company as defined in section 2(13) of the Exchange Act;

_______ (x)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

_______ (xi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_______ (xii)	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

_______ (xiii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_______ (xiv)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_______ (xv)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_______ (xvi)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

_______ (xvii)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_______ (xviii)	A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

_______ (xix)	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xviii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

_______ (xx)	A “qualified institutional buyer” as defined in Rule 144A under the Securities Act;

_______ (xxi)	An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; and/or

_______ (xxii)	An entity in which all of the equity owners qualify as an accredited investor under any of the above subparagraphs.

_______ (xxiii)	The Subscriber does not qualify under any of the investor categories set forth in (i) through (xxi) above.

2.1	Type of the Subscriber. Indicate the form of entity of the Subscriber:

☐     Individual              ☐     Limited Partnership

☐   Corporation            ☐     General Partnership

☐    Revocable Trust    ☐  Limited Liability Company

☐    Other Type of Trust (indicate type):     ________________________________

☐    Other (indicate form of organization):    ________________________________

2.2.1	If the Subscriber is not an individual, indicate the approximate date the Subscriber entity was formed: _____________________.

2.2.2	If the Subscriber is not an individual, initial the line below which correctly describes the application of the following statement to the Subscriber’s situation: the Subscriber (x) was not organized or reorganized for the specific purpose of acquiring the Securities and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in the Subscriber.

__________   True

__________   False

If the “False” line is initialed, each person participating in the entity will be required to fill out a Subscription Agreement.

Subscriber:

Subscriber Name:

By:
Signatory Name:
Signatory Title:

Date:

Exhibit B
Required Waiver Disclosure

On December 6, 2016, a final judgment (the “Judgment”) was entered against Stifel, Nicolaus & Company, Incorporated (“Stifel”) by the United States District Court for the Eastern District of Wisconsin (Civil Action No. 2:11-cv-00755) resolving a civil lawsuit filed by the U.S. Securities & Exchange Commission (the “SEC”) in 2011 involving violations of several antifraud provisions of the federal securities laws in connection with the sale of synthetic collateralized debt obligations to five Wisconsin school districts in 2006. As a result of the Judgment: (i) Stifel is required to cease and desist from committing or causing any violations and any future violations of Section 17(a)(2) and 17(a)(3) of the Securities Act; and (ii) Stifel and a former employee were jointly liable to pay disgorgement and prejudgment interest of $2.5 million. Stifel was also required to pay a civil penalty of $22.0 million, of which disgorgement and civil penalty Stifel was required to pay $12.5 million to the school districts involved in this matter.

Simultaneously with the entry of the Judgment, the SEC issued an Order granting Stifel a waiver from, among other things, the application of the disqualification provisions of Rule 506(d)(1)(iv) of Regulation D under the Securities Act.

A copy of the Judgment is available on the SEC’s website at:

https://www.sec.gov/litigation/litreleases/2016/lr23700-final-judgment.pdf.

Stifel is required to make the foregoing disclosure as a result of the SEC Order referred to above (which may be viewed at https://www.sec.gov/rules/other/2016/33-10263.pdf), and related Application for Securities Act Waivers (which may be viewed at https://www.sec.gov/divisions/corpfin/cf-noaction/2016/stifel-nicolaus-120616-506d.pdf), each of which are dated December 6, 2016.